As filed with the Securities and Exchange Commission on June 10, 2004
                                                  Registration No. 333-_________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        _________________________________

                                    Form S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                           RUBICON MEDICAL CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Delaware                                        87-0361403
   ---------------------------------                     ----------------------
     (State or Other Jurisdiction                           (I.R.S. Employer
   of incorporation or organization)                     Identification Number)

                3598 West 1820 South, Salt Lake City, Utah 84104
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                              Amended and Restated
                   Rubicon Medical Corporation 2001 Stock Plan
                  --------------------------------------------
                            (Full title of the Plan)

                                Richard J. Linder
                                  President/CEO
                           Rubicon Medical Corporation
                              3598 West 1820 South
                           Salt Lake City, Utah 84104
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (801) 886-9000
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Mark N. Schneider, Esq.
                            Parsons, Behle & Latimer
                         A Professional Law Corporation
                              Post Office Box 45898
                         Salt Lake City, Utah 84145-0898

                                                   CALCULATION OF REGISTRATION FEE
=================================== ================== ======================== ======================= ==================
                                                          Proposed Maximum         Proposed Maximum
      Title Of Each Class Of          Amount To Be         Offering Price             Aggregate             Amount Of
   Securities To Be Registered        Registered(1)          Per Unit(2)          Offering Price(2)     Registration Fee
----------------------------------- ------------------ ------------------------ ----------------------- ------------------
Common Stock,                       5,963,500 shares            $0.27                 $1,610,145             $204.00
  par value $0.001 per share           36,500 shares            $1.09                    $39,785                5.05
                                    ----------------                                  ----------             -------
     Total                          6,000,000 shares                                  $1,649,930             $209.05
=================================== ================== ======================== ======================= ==================

1. In accordance with Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any additional shares of Common Stock that become issuable under the subject Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.


2. Calculated solely for purposes of this offering under Rules 457(h) and Rule 457(c) under the Securities Act, on the basis of (i) the weighted average exercise price of $0.27 per share with respect to the 5,963,500 outstanding options previously granted under the Plan, and (ii) the reported average of the inside bid and asked prices for the Registrant's Common Stock on the OTC Bulletin Board of $1.09 on June 7, 2004, with respect to the 36,500 options available for future issuance under the Plan.

                                     PART II
               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference.

         Rubicon Medical Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents that have previously been filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 filed with the Commission on March 29, 2004 pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2004 filed with the Commission on May 13, 2004 pursuant to Section 15(d) of the Exchange Act; and

         (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report referred to in (a) above.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supercedes such statement.

Item 4.  Description of Securities.

         The following summary description of the Registrant's common stock is qualified by reference to the provisions of the Registrant's certificate of incorporation and bylaws, copies of which are included as exhibits to the Registrant's annual report on Form 10-KSB for the fiscal year ended December 31, 2003.

         The holders of the Registrant's common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders. Holders of common stock do not have cumulative voting rights or preemptive rights to acquire additional shares of common stock or other securities. The Registrant's common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Registrant, the shares of its common stock are entitled to share equally in corporate assets after satisfaction of all liabilities and the payment of any liquidation preferences. The Registrant's bylaws provide that a majority of its issued and outstanding shares shall constitute a quorum for purposes of voting at stockholders' meetings. The holders of the Registrant's common stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. The Registrant has not paid any dividends in the past and does not anticipate that it will pay dividends on its common stock in the foreseeable future. In certain instances, common stockholders may not receive dividends, if and when declared by the board of directors, until the Registrant has satisfied its obligations to any preferred stockholders.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of Delaware authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms that are sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Registrant's bylaws, and the indemnification agreements entered into between the Registrant and each of its directors and executive officers, provide for the mandatory indemnification of the Registrant's directors and executive officers to the fullest extent permitted by Delaware law. In addition, the Registrant's bylaws permit the Registrant to indemnify its employees and agents.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits. The following documents are filed as exhibits to this Registration Statement.

Exhibit
Number      Exhibit Description                                   Location
------      -------------------                                   --------

  4.1       Amended and Restated Rubicon Medical                  Incorporated
            Corporation 2001 Stock Plan                           by Reference*
  5.1       Opinion on Legality                                   This Filing
 23.1       Consent of  Independent Auditors                      This Filing
 23.2       Consent of Counsel. (Included with opinion            This Filing
            filed as Exhibit 5.1 and incorporated herein
            by reference.)
 24.1       Power of Attorney. (Included on the signature         This Filing
            page to this Registration Statement and
            incorporated herein by reference.)

         *Incorporated by reference to Exhibit 10.1 to the Registrant's quarterly report on Form 10-QSB for the fiscal quarter ended September 30, 2003, filed on November 14, 2003.

Item 9.  Undertakings.

(a)      The undersigned small business issuer hereby undertakes that it will:

         (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                  (i)      [Omitted pursuant to the Note to Item 512(a)(1)];

                  (ii)     [Omitted pursuant to the Note to Item 512(a)(1)]; and

                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, state of Utah, on June 7, 2004.

                                          Rubicon Medical Corporation

                                          By:  /s/ Richard J. Linder
                                             -----------------------------------
                                             Richard J. Linder, President/CEO
                                             (Principal Executive Officer)

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Rubicon Medical Corporation, a Delaware corporation, do hereby constitute and appoint Richard J. Linder and Brian Woolf, and each them individually, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which such attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable such corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that such attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

    Signatures                             Title                       Date

 /s/ David B. Berger              Chairman of the Board and        June 7, 2004
-------------------------------   Director
David B. Berger

 /s/ Richard J. Linder            President/CEO                    June 7, 2004
-------------------------------   (Principal Executive Officer)
Richard J. Linder

 /s/ Brian Woolf                  Chief Financial Officer
-------------------------------   (Principal Financial and         June 7, 2004
Brian Woolf                       Accounting Officer)

 /s/ Randall Higashida            Director                         June 7, 2004
-------------------------------
Randall Higashida

 /s/ Dennis M. Nasella            Director                         June 7, 2004
-------------------------------
Dennis M. Nasella

 /s/ Harold R. "Butch" Wolcott    Director                         June 7, 2004
-------------------------------
Harold R. "Butch" Wolcott

                                  EXHIBIT INDEX


Exhibit
Number       Exhibit Description                                Location
------       -------------------                                --------

  4.1        Amended and Restated Rubicon Medical               Incorporated
             Corporation 2001 Stock Plan                        by Reference*
  5.1        Opinion on Legality                                This Filing
 23.1        Consent of  Independent Auditors                   This Filing
 23.2        Consent of Counsel. (Included with the opinion     This Filing
             filed as Exhibit 5.1 and incorporated herein
             by reference.)
 24.1        Power of Attorney. (Included on the signature      This Filing
             page to this Registration Statement and
             incorporated herein by reference.)

         *Incorporated by reference to Exhibit 10.1 to the Registrant's quarterly report on Form 10-QSB for the fiscal quarter ended September 30, 2003, filed on November 14, 2003.